UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2009

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)  Appointment of Gary G. Brandt as Chief Financial Officer

On September 28, 2009, Arbinet Corporation (“Arbinet” or the “Company”) issued a press release (the “Press Release”) announcing the appointment of Gary G. Brandt as Chief Financial Officer of the Company, effective October 1, 2009.

Previously, Mr. Brandt, age 51, served as Chief Executive Officer of Stirling Power, LLC, a private renewable energy solutions firm, from April 2008 to September 2009, where he led the company’s acquisition program.  From February 2007 to January 2008, Mr. Brandt served as Chief Executive Officer of Solomon Technologies, Inc., a publicly traded power supply and electric drive technology company, where he oversaw a significant acquisition, secured an acquisition line of credit and realized revenue gains and cost reductions.  From December 2005 through February 2007, Mr. Brandt was the Vice President of Corporate Development at SatCon Technology Corporation, a publicly traded renewable energy technology company, where he helped focus the company’s marketing efforts on the commercial solar inverter market and led the company through a follow-on public equity offering.  Prior to that, beginning in 2001, Mr. Brandt served as Chief Financial Officer of Hydrogenics Corporation, a publicly traded renewable energy company based in Toronto, where he oversaw the Company’s critical finance and administration functions.  He received a Bachelor of Commerce degree from Queen’s University in Kingston, Ontario and a Masters in Business Administration from York University in Toronto, Ontario.

In connection with Mr. Brandt’s appointment as Chief Financial Officer, Arbinet entered into an Employment Agreement with Mr. Brandt, dated September 25, 2009 and effective as of October 1, 2009 (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. Brandt is entitled to receive an initial annual base salary of $260,000 and, for the fiscal year ending December 31, 2009, is eligible to receive a bonus of up to $32,500 based on the achievement of performance metrics as established by the Compensation Committee of the Board of Directors of Arbinet (the “Compensation Committee”).  For subsequent fiscal years, Mr. Brandt will be eligible to receive an annual bonus based on the achievement of corporate or individual performance objectives, or both, as established by the Board of Directors or the Compensation Committee and reasonably agreed upon by Mr. Brandt.

In addition, subject to the approval of the Board of Directors or the Compensation Committee, the Company will grant to Mr. Brandt an option under the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), to purchase 250,000 shares of common stock of the Company.  Twenty-five percent of the shares subject to the option will vest on the first anniversary of the grant date and the remaining shares will vest monthly, in equal installments, over the following three years.  Furthermore, 50% of the unvested shares will become fully vested upon a Reorganization Event, as defined in the non-qualified stock option agreement that the Company intends to enter into with Mr. Brandt (the “Option Agreement”), and the remaining 50% of the unvested shares will vest pursuant to the vesting schedule in the Option Agreement.  If Mr. Brandt is terminated by the Company, other than for Cause, as defined in the Option Agreement, on or within 12 months after a Reorganization Event, any remaining unvested shares will become fully vested.

Pursuant to the Employment Agreement, the Company will also reimburse Mr. Brandt for commuting, relocation and living expenses as follows:

•
until the earlier of September 1, 2010 or Mr. Brandt’s relocation to the Herndon, Virginia area, Mr. Brandt is entitled to reimbursement by the Company for up to $5,500 per month of Mr. Brandt’s reasonable and documented out-of-pocket expenses incurred by him for living expenses in the Herndon, Virginia area and travel to and from his residence in Connecticut; and

•
Mr. Brandt is entitled to reimbursement for up to $85,000 of his documented relocation and moving expenses related to his relocation to the Herndon, Virginia area, which will be “grossed up” once for tax purposes and subject to repayment in certain circumstances.

Under the Employment Agreement, the Company may terminate Mr. Brandt’s employment at any time, with or without Cause, as defined in the Employment Agreement.  If Mr. Brandt’s employment is terminated without Cause before a Change of Control of the Company, or if, within 12 months following a Change of Control of the Company, (i) the Company terminates Mr. Brandt’s employment without Cause, or (ii) Mr. Brandt terminates his employment for Good Reason, as defined in the Employment Agreement, Mr. Brandt will receive a lump sum payment equal to 12 months of his annual base salary in effect at the time of the termination.  In addition to these severance payments, Mr. Brandt will be entitled to:

•	continuation of group health plan benefits to the extent authorized by COBRA for a period of 12 months following the date of termination, or until Mr. Brandt commences new employment, if earlier; and
•	payments equal to Mr. Brandt’s accrued and unpaid salary and vacation time as of the date of termination.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Except for the Employment Agreement and the Option Agreement described above, there are no related party transactions between Arbinet and Mr. Brandt reportable under Item 404(a) of Regulation S-K.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Gary G. Brandt and Arbinet Corporation, dated as of September 25, 2009*

99.1	Press Release of Arbinet Corporation, dated September 28, 2009*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET CORPORATION

	By:	/s/ W. Terrell Wingfield, Jr.
Date: September 28, 2009		W. Terrell Wingfield, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between Gary G. Brandt and Arbinet Corporation, dated as of September 25, 2009*

99.1	Press Release of Arbinet Corporation, dated September 28, 2009*

* Filed herewith.